Exhibit 99.1

Soluna to Participate in the H.C. Wainwright 28th Annual Global Investment Conference

ALBANY, NY, September 9, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced that Chief Executive Officer John Belizaire will participate in the H.C. Wainwright 28th Annual Global Investment Conference.

H.C. Wainwright 28th Annual Global Investment Conference

●	Date: September 14-16, 2026
●	Location: New York, NY

Belizaire will join the panel “Powering The AI Boom & Bitcoin Network: The Digital Infrastructure Companies Leading the Charge” on Monday, September 14, 2026 at 2:00 PM ET.

Interested investors should contact their H.C. Wainwright representatives to schedule a meeting during the conference.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Investor Relations

Soluna Holdings, Inc.

ir@soluna.io